Exhibit 1.2

Execution Copy

VENTAS REALTY, LIMITED PARTNERSHIP

$300,000,000 4.375% Senior Notes due 2045

UNDERWRITING AGREEMENT
Dated January 7, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

UNDERWRITING AGREEMENT

January 7, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

as Representatives of the

Underwriters listed on Schedule A hereto

c/o

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Issuer”), and Ventas, Inc., a Delaware corporation (“Ventas”), propose to issue and sell to the underwriters listed in Schedule A hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as representatives (together, the “Representatives”), $300,000,000 aggregate principal amount of 4.375% Senior Notes due 2045 (the “Notes”).  The Notes will be issued under an indenture dated as of September 26, 2013, as supplemented by a sixth supplemental indenture (the “Indenture”), among the Issuer, Ventas and U.S. Bank National Association, as trustee (the “Trustee”).  The Issuer’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed (the “Guarantee”) at the Closing Time (as defined in Section 2(c) hereof) by Ventas (the “Guarantor”).  All references herein to the Notes include the related Guarantee, unless the context otherwise requires.  The Issuer and Ventas are referred to herein sometimes individually as a “Ventas Entity” and collectively as the “Ventas Entities.”

The Ventas Entities have prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-180521), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of the Notes.  Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  Any preliminary prospectus supplement that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus.  Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be.  The term “Disclosure Package” shall mean (i) the Base Prospectus and any preliminary prospectus, as amended or supplemented, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined in Section 3(d) hereof), which also shall be identified in Schedule B hereto.

SECTION 1.                                      Representations and Warranties.

(a)                                 Representations and Warranties by the Ventas Entities.  The Ventas Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time (as defined in Section 1(a)(i)(C) hereof) and as of the Closing Time, and agree with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.

(A)                               The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that has become effective upon filing with the Commission under the Securities Act.  Ventas has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form or any post-effective amendment thereto.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Ventas Entities, have been threatened by the Commission.

(B)                               Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and any post-effective amendment thereto became effective and at the date hereof, complied and complies in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Each of the preliminary prospectus, if any, and the Prospectus, when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Indenture, when filed with the Commission, complied in all material respects with the requirements of the Trust Indenture Act and was duly qualified as an indenture under the Trust Indenture Act.  The representations and warranties set forth in the first two sentences of this Section 1(a)(i)(B) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, as amended or supplemented, (A) made in reliance upon and in conformity with information furnished to the Ventas Entities in writing by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the Underwriter Information described as such in Section 6(b) hereof, or (B) made in reliance upon the Trustee’s Statement of Eligibility and Qualification on Form T-1. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)                               As of 3:40 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty set forth in the immediately preceding sentence do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Ventas Entities in writing by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the Underwriter Information described as such in Section 6(b) hereof.

(ii)                                  Well-Known Seasoned Issuer.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, Ventas was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(iii)                               Issuer Not Ineligible Issuer.  (A) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) in the offering of the Notes and (B) at the time of the most recent amendment to the Registration Statement, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Issuer be considered an Ineligible Issuer.

(iv)                              Distribution of Offering Material by the Issuer.  The Issuer has not distributed and will not distribute, prior to the Closing Time, any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes, other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a)

of the Securities Act or Rule 134 under the Securities Act, (2) the Prospectus and the Disclosure Package, and (3) any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or identified in Schedule B hereto.

(v)                                 Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Notes contemplated hereby or until any earlier date that the Ventas Entities notify the Representatives in accordance with Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(vi)                              Capitalization.  Ventas has an authorized capitalization of 600,000,000 shares of common stock, $0.25 par value (“Common Stock”), and 10,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”).  All of the issued and outstanding shares of Common Stock of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  There are no shares of Preferred Stock of Ventas outstanding.  All of the issued and outstanding shares of capital stock or other equity interests of the Issuer and each Significant Subsidiary (as defined in Section 17 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, are owned by Ventas, directly or indirectly through one or more Subsidiaries (as defined in Section 17 hereof), free and clear of all Liens (as defined in Section 17 hereof), other than Liens (A) that will be discharged at or prior to the Closing Time or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of Ventas and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii)                           Organization and Good Standing; Power and Authority.  Each Ventas Entity and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the Disclosure Package and the Prospectus, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(viii)                        Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Ventas Entities.

(ix)                              Authorization of the Indenture.  The Indenture has been duly authorized by the Issuer and the Guarantor and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Guarantor and will be a valid and binding obligation of the Issuer and the Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Issuer and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(x)                                 Authorization of the Notes.  The Notes have been duly authorized by the Issuer and, at the Closing Time, will have been duly executed by the Issuer and will be in the form contemplated by the Indenture and, when authenticated in the manner provided for in the Indenture and delivered by the Issuer against payment therefor by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xi)                              Authorization of the Guarantee.  The Guarantee has been duly authorized by the Guarantor and, at the Closing Time, will have been duly executed by the Guarantor and will be in the form contemplated by the Indenture and, when the Notes are authenticated in the manner provided for in the Indenture and delivered by the Issuer against payment therefor by the Underwriters in accordance with the terms of this Agreement, will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xii)                           Absence of Violations and Defaults.  None of the Ventas Entities nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body, except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the Disclosure Package or the Prospectus or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xiii)                        No Conflicts.  Neither the execution, delivery and performance of this Agreement, the Indenture, the Guarantee and the Notes (collectively, the “Note Documents”) by the Ventas Entities party thereto nor the issuance, offer and sale of the Notes contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of any Ventas Entity or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments, (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any Ventas Entity or any Subsidiary or any of their assets or properties or other governmental or regulatory authority, agency or body, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over any Ventas Entity or any Subsidiary or any of their assets or properties or other governmental or regulatory authority, agency or body is required to be obtained or made by any Ventas Entity or any Subsidiary for the execution, delivery and performance of the Note Documents by the Ventas Entities party thereto or the issuance, offer and sale of the Notes contemplated hereby, except such as have been or will be obtained or made at or prior to the

Closing Time or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xiv)                       Absence of Proceedings.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other governmental or regulatory authority, agency or body pending or, to the knowledge of the Ventas Entities, threatened, to which any Ventas Entity or any Subsidiary is a party or to which the assets or properties of any Ventas Entity or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offer and sale of the Notes contemplated hereby.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offer and sale of the Notes contemplated hereby.

(xv)                          Exchange Act Compliance.  Ventas is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xvi)                       Possession of Licenses and Permits.  Each Ventas Entity and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign governmental or regulatory authorities, agencies or bodies (collectively, “Authorizations”) necessary to carry on its business as described in the Disclosure Package and the Prospectus, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and none of the Ventas Entities nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvii)                    Owned and Leased Real Property.  Ventas and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (A) for Liens described in the Disclosure Package and the Prospectus and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Any real property held under lease by Ventas and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  To the knowledge of any of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii)                 Qualification as a REIT.  Commencing with Ventas’s taxable year ended December 31, 1999, Ventas has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and Ventas’s current and proposed method of operation will enable Ventas to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xix)                       Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by Ventas and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) Ventas and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) Ventas and each Subsidiary has complied with all withholding tax obligations; except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xx)                          Investment Company Act.  None of the Ventas Entities is or, upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, will be an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)                       Disclosure Controls and Procedures.  Ventas maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (i) are designed to ensure that material information is accumulated and communicated to Ventas’s Chief Executive Officer and Chief Financial Officer on a timely basis, (ii) were evaluated for effectiveness as of the end of Ventas’s most recent fiscal quarter and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxii)                    Internal Control over Financial Reporting.  Ventas maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Such internal control over financial reporting was evaluated for effectiveness as of the end of Ventas’s most recent fiscal year and, as of that date, was effective.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, since the end of Ventas’s most recent audited fiscal year, there have been no changes in Ventas’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, Ventas’s internal control over financial reporting.

(xxiii)                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise set forth therein, (A) none of the Ventas Entities or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of Ventas and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of Ventas and its Subsidiaries or in the authorized capitalization of Ventas.

(xxiv)                Independent Accountants and Financial Statements.  KPMG LLP is an independent registered public accounting firm with respect to Ventas as required by the Securities Act and the Exchange Act.  The historical consolidated financial statements of Ventas and its Subsidiaries, together with the related financial statement schedules and notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of Ventas and its Subsidiaries at the respective dates and for the respective periods presented therein.  Such historical consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the Disclosure Package or the Prospectus.  The pro forma condensed, consolidated financial statements of Ventas and its Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxv)                   Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxvi)                No Stabilization or Manipulation.  None of Ventas or any Subsidiary or, to the knowledge of the Ventas Entities, any director, officer or affiliate of any Ventas Entity has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(xxvii)             Sarbanes-Oxley Compliance.  Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxviii)          No Unlawful Payments.  None of the Ventas Entities nor, to the knowledge of the Ventas Entities, any director, officer, agent or employee of any Ventas Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Ventas Entities and, to the knowledge of the Ventas Entities, their affiliates have conducted their businesses in compliance in all material respects with the FCPA.

(xxix)                No Conflict with Money Laundering Laws.  The operations of Ventas and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which Ventas and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Ventas and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Ventas Entities, threatened.

(xxx)                   No Conflict with OFAC Laws.  None of the Ventas Entities nor any Subsidiary nor, to the knowledge of the Ventas Entities, any director, officer, agent, employee or affiliate of any Ventas Entity or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Ventas Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi)                Statistical and Other Data.  All (A) statistical and market-related data and (B) data (including financial information) with respect to American Realty Capital Healthcare Trust, Inc. (“HCT”) and its subsidiaries included in each of the Disclosure Package and the Prospectus are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xxxii)             HCT Merger Agreement.  The Ventas Entities have delivered or otherwise made available to the Representatives a true and correct copy of the Agreement and Plan of Merger dated as of June 1, 2014, as amended by the First Amendment to the Agreement and Plan of Merger dated as of September 15, 2014, by and among Ventas, HCT and the other parties thereto (the “HCT Merger Agreement”), and there have been no amendments or waivers thereto other than those as to which the Representatives have been advised in writing. The HCT Merger Agreement conforms in all material respects to the description thereof incorporated by reference or contained in the Registration Statement, the Disclosure Package or the Prospectus.

(b)                                                    Officer’s Certificates.  Any certificate signed by any officer of any Ventas Entity addressed and delivered to the Representatives, as representatives of the Underwriters, or to counsel for the Underwriters shall be deemed a representation and warranty by the Ventas Entities to the Underwriters as to the matters covered thereby.  The Ventas Entities acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Representatives, as representatives of the Underwriters, pursuant to Section 5 hereof, counsel to the Ventas Entities and counsel to the Underwriters will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

SECTION 2.                                                         Sale and Delivery to the Underwriters; Closing.

(a)                                                    Purchase and Sale.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuer the respective aggregate principal amount of Notes set forth opposite their names on Schedule A hereto.  The purchase price per Note to be paid by the several

Underwriters to the Company shall be equal to 98.625% of the principal amount thereof, plus accrued and unpaid interest, if any, from January 14, 2015 to the Closing Time.

(b)                                 Public Offering of the Notes.  The Representatives hereby advise the Ventas Entities that the Underwriters intend to offer for sale to the public, as set forth in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(c)                                  Delivery of and Payment for the Notes.  Delivery of the Notes to be purchased by the Underwriters and payment therefor shall be made at 9:00 a.m. (New York City time), on January 14, 2015, or such other time and date as the Representatives and the Ventas Entities shall agree (the time and date of such closing, the “Closing Time”).  Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  Payment for the Notes shall be made at the Closing Time by wire transfer of immediately available funds to the order of the Ventas Entities to a bank account designated by the Ventas Entities.  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes.

(d)                                 Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. (New York City time) on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Ventas Entities shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3.                                      Covenants of the Ventas Entities and of the Underwriters.  The Ventas Entities, jointly and severally, covenant with the Underwriters and, as applicable, the Underwriters covenant with the Ventas Entities as follows:

(a)                                 Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer (disregarding any exemption pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Ventas Entities shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Ventas Entities shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object within a reasonable time following their receipt thereof.

(b)                                 Securities Act Compliance.  After the date of this Agreement, the Ventas Entities shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments or requests for additional or supplemental information from the Commission that relate to the Registration Statement or the Prospectus, (iii) of the time and date of the filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or the receipt by the Ventas Entities of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any proceedings for any of such purposes.  The Ventas Entities shall use their commercially reasonable efforts to prevent the issuance of any such stop order or order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such order or notice at any time, the Ventas Entities shall use their commercially reasonable efforts to obtain the lifting or reversal of such stop order or order or notice at the earliest practicable moment or, subject to Section 3(a) hereof, shall file an amendment to the Registration Statement or a new registration statement and use their commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)                                  Exchange Act Compliance.  During the Prospectus Delivery Period, the Ventas Entities shall file all reports and documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)                                 Final Term Sheet.  The Ventas Entities shall prepare a final term sheet reflecting the final terms of the Notes, including the price at which the Notes are to be sold to the public, in the form attached hereto, and shall file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)                                  Permitted Free Writing Prospectuses.  The Ventas Entities shall not make any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Ventas Entities with the Commission or retained by the Ventas Entities under Rule 433 under the Securities Act without the prior written consent of the Representatives; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Schedule B hereto and any electronic road show.  Any such Issuer Free Writing Prospectus or other free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Ventas Entities agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Ventas Entities consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Ventas Entities contemplated in Section 1(iv) hereof, or (iii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Ventas Entities not to take any action without the Ventas Entities’ consent (which consent shall be confirmed in writing) that would result in the Ventas Entities being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that would not be required to be filed by the Ventas Entities thereunder but for the action of the Underwriter.  If, at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement that has not been superseded or modified, the Ventas Entities agree to promptly notify the Representatives of such event and promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(f)                                   Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the reasonable judgment of the Ventas Entities or their counsel, it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Ventas Entities agree to (i) notify the Representatives of any such event or condition and (ii) upon reasonable notice to the Representatives and subject to Section 3(a) hereof, promptly prepare and file with the Commission (and use their commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish to the Underwriters and to dealers, such amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus, as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  Copies of the Registration Statements and the Prospectus.  The Ventas Entities shall furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies as the Representatives may reasonably request of each preliminary prospectus, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed to be incorporated by reference therein) and any Issuer Free Writing Prospectus.

(h)                                 Blue Sky Qualifications.  The Ventas Entities agree to use their commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.  In each state or jurisdiction in which the Notes have been so qualified, the Ventas Entities shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Notes.

(i)                                     Clear Market.  Without the prior written consent of the Representatives, the Ventas Entities shall not, during the period starting on the date hereof and ending at the Closing Time, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any non-convertible debt securities of any Ventas Entity or any

Subsidiary (other than as contemplated by this Agreement or as contemplated by that certain underwriting agreement dated the date hereof relating to the Issuer’s 3.500% Senior Notes due 2025).

(j)                                    Use of Proceeds.  The Issuer shall use the net proceeds from the sale of the Notes in the manner described in the Prospectus under the heading “Use of Proceeds.”

(k)                                 Filing Fees.  The Ventas Entities agree to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(l)                                     DTC.  The Ventas Entities will use their commercially reasonable efforts to comply with all of their agreements set forth in their representation letters relating to the approval of debt securities of the Ventas Entities by DTC for “book-entry” transfer.

(k)                                 Earning Statement.  Ventas shall timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (within the meaning of Rule 158 under the Securities Act) an earning statement that satisfies the provisions of, and includes the information and covers the period described in, Section 11(a) of the Securities Act and Rule 158 thereunder for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

SECTION 4.                                      Payment of Expenses.

(a)                                 Expenses.  The Ventas Entities, jointly and severally, shall pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the issuance, transfer and delivery of the Notes and the Guarantee to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (ii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors, (iii) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplements thereto (provided that the Ventas Entities shall only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000), (iv) the printing and delivery to the Underwriters of such copies of the Disclosure Package and Prospectus (including financial statements and exhibits) and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offer and sale of the Notes contemplated hereby, (v) the printing and delivery to the Underwriters of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $1,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee incurred in connection with the Indenture and the Notes, (vii) the rating of the Notes by rating agencies and (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Ventas Entities agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offer and sale of the Notes contemplated hereby.

SECTION 5.                                      Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities contained in Section 1(a) hereof and in the certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, to the performance by the Ventas Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Compliance with Registration Requirements; No Stop Order.  For the period from and after the Execution Time and prior to the Closing Time:

(i)                                     Ventas shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)                                  The Final Term Sheet and any other material required to be filed by Ventas pursuant to Rule 433(d) under the Securities Act with respect to the offer and sale of the Notes shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 by Rule 164(b) under the Securities Act; and

(iii)                               No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and Ventas shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.

(b)                                 No Proceedings.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or authority that would, as of the Closing Time, prevent the issuance of the Notes.

(c)                                  No Change in Rating.  There shall not have occurred any downgrade, nor shall any notice have been given of (i) any intended or potential downgrade or (ii) any review for a possible change in rating that does not indicate the direction of the possible change, in each case in the rating accorded any long-term debt securities of Ventas or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(d)                                 Opinion of Counsel for the Ventas Entities.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of:

(i)                                     T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(ii)                                  Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)                                  Opinion of Counsel for the Underwriters.  At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters in form and substance reasonably satisfactory to the Underwriters.

(f)                                   Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, any event or development in respect of the business or financial condition of Ventas and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of Ventas and the Chief Financial Officer or Chief Accounting Officer of Ventas, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Ventas Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and the provisions in Sections 5(a)(i)-(iii) and, to the knowledge of the Ventas Entities, Section 5(b) hereof are true and correct as of the Closing Time, and (iii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(g)                                  Accountant’s Comfort Letter - Ventas.  At the Applicable Time, the Representatives shall have received from KPMG LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Ventas and its Subsidiaries and certain other financial information relating to Ventas and its Subsidiaries included or incorporated by reference in the Disclosure Package.

(h)                                 Bring-down Comfort Letter - Ventas.  At the Closing Time, the Representatives shall have received from KPMG LLP, a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(g) hereof, except that (i) such letter shall cover the financial information (including any pro forma presentation) relating to Ventas and its Subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(i)                                     Accountant’s Comfort Letter - HCT.  At the Applicable Time, the Representatives shall have received from Grant Thornton LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of HCT and its subsidiaries and certain other financial information relating to HCT and its subsidiaries included or incorporated by reference in the Disclosure Package.

(j)                                    Bring-down Comfort Letter - HCT.  At the Closing Time, the Representatives shall have received from Grant Thornton LLP, a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(i) hereof, except that (i) such letter shall cover the financial information (including any pro forma presentation) relating to HCT and its subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(k)                                 Good Standing.  The Representatives shall have received at and as of the Closing Time satisfactory evidence of the good standing of the Ventas Entities in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)                                     Notes and Indenture.  At or prior to the Closing Time, the Notes and the Indenture, in substantially the form previously delivered to the Representatives, shall have been executed by each Ventas Entity.

(m)                             Additional Documents.  At or prior to the Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ventas Entities in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Ventas Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.                                      Indemnification.

(a)                                 Indemnification of the Underwriters by the Ventas Entities.  Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, officers, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, or any amendment thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the prior written consent of Ventas; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined below).  This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)                                 Indemnification of Ventas Entities, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each Ventas Entity, its directors and officers, and each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to such Underwriter made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus; provided that, with respect to the preceding clause, the Ventas Entities acknowledge that the only information furnished in writing by or on behalf of the Underwriters through the Representatives expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus is the information set forth in the statements contained in the fourth paragraph (other than the last sentence of that paragraph) and the seventh paragraph under the caption “Underwriting” in the Prospectus (the “Underwriter Information”).  This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have, including, but not limited to, liability under this Agreement.

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by Ventas, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If, at any time, an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                                  Other Agreements With Respect to Indemnification.  The provisions of this Section 6 shall not affect any agreement between the Ventas Entities with respect to indemnification.

SECTION 7.                                      Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Ventas Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Ventas Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the Ventas Entities or the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it hereunder were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ obligations to contribute pursuant to this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and director of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each officer and director of a Ventas Entity, and each person, if any, who controls a Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Ventas Entity.

The provisions of this Section 7 shall not affect any agreement among the Ventas Entities with respect to contribution.

SECTION 8.                                      Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or in the certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or a controlling person, or by or on behalf of the Ventas Entities or a controlling person, and shall survive delivery of the Notes to the Underwriters.

SECTION 9.                                      Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to Ventas, at any time at or prior to the Closing Time, (i) if there has been, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any

Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.                               Default of One or More of the Several Underwriters.  If any one or more of the several Underwriters shall fail or refuse at the Closing Time to purchase Notes that they have agreed to purchase hereunder, and the aggregate principal amount of Notes that such defaulting Underwriters have agreed but fail or refuse to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the principal amount of Notes set forth opposite its name on Schedule A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters on Schedule A hereto, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes that such defaulting Underwriters have agreed but fail or refuse to purchase.  If any one or more of the Underwriters shall fail or refuse at the Closing Time to purchase Notes that they have agreed to purchase hereunder, and the aggregate principal amount of Notes that such defaulting Underwriters have agreed but fail or refuse to purchase exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than the defaulting Underwriters) to any other party except that the provisions of Sections 4, 6 and 7 hereof shall at all times be effective and shall survive such termination.  In any such case, either the Representatives or the Ventas Entities shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that required changes, if any, to the Disclosure Package or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.                               No Advisory or Fiduciary Responsibility.  Each of the Ventas Entities acknowledges and agrees on its behalf that:  (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities, on the one hand, and the Underwriters, on the other hand, and the Ventas Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the offer and sale of the Notes pursuant to this Agreement; (b) in connection with the offer and sale of the Notes, the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Ventas Entities or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities with respect to the offer and sale of the Notes (irrespective of whether the Underwriters have advised or are currently advising the Ventas Entities on other matters) or any other obligation to the Ventas Entities with respect to the offer and sale of the Notes except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Notes and the Ventas Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  The Ventas Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offer and sale of the Notes.

SECTION 12.                               Notices.  All notices and other communications hereunder shall be sufficient if in writing and sent (a) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next business day), or (b) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid).  Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza NY1-050-12-01, New York, New York 10020, facsimile: (212) 901-7881, attention: Debt Capital Markets Transaction Management/Legal; to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention: Investment Grade Syndicate Desk, telephone: (212) 834-4355); to RBC Capital Markets, LLC at Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attn: Debt Capital Markets or by calling 866-375-6829 or by emailing usdebtcapitalmarkets@rbccm.com; to TD Securities (USA) LLC at 31 W. 52nd St., 2nd Fl. New York, NY 10019, Attn: Debt Capital Markets or by calling 212-827-7199 or by emailing tdnydcm@tdsecurities.com; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: William Hartnett and Ann Makich; and notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: David Boston.

SECTION 13.                               Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Ventas Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Ventas Entities, their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 15.                               Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the offer and sale of the Notes contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the offer and sale of the Notes contemplated hereby.

SECTION 16.                               Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.                               Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in Rule 405 under the Securities Act, of Ventas; and (e) the term “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Ventas and its Subsidiaries as of the date of this Agreement.

SECTION 18.                               Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 19.                               Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ventas Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 20.                               Counterparts.  This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 21.                               Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 22.                               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Ventas Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Underwriters and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Senior Vice President,
Capital Markets and Investor Relations

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Senior Vice President,
Capital Markets and Investor Relations

[Signature Page to Ventas Underwriting Agreement — 2045 Senior Notes]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
J.P. MORGAN SECURITIES LLC
RBC CAPITAL MARKETS, LLC
TD SECURITIES (USA) LLC

For themselves and on behalf of the
several Underwriters listed on Schedule A

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

[Signature Page to Ventas Underwriting Agreement]

By:	TD SECURITIES (USA) LLC

By:	/s/ Wei-Ming (Bobby) Lee
	Name:	Wei-Ming (Bobby) Lee
	Title:	Managing Director

[Signature Page to Ventas Underwriting Agreement]

SCHEDULE A

UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$51,000,000
J.P. Morgan Securities LLC	$51,000,000
RBC Capital Markets, LLC	$15,000,000
TD Securities (USA) LLC	$15,000,000
Barclays Capital Inc.	$15,000,000
Citigroup Global Markets Inc.	$15,000,000
Credit Agricole Securities (USA) Inc.	$15,000,000
UBS Securities LLC	$15,000,000
BBVA Securities Inc.	$12,000,000
Credit Suisse Securities (USA) LLC	$12,000,000
Goldman, Sachs & Co.	$12,000,000
Mitsubishi UFJ Securities (USA), Inc.	$12,000,000
Morgan Stanley & Co. LLC	$12,000,000
Jefferies LLC	$12,000,000
RBS Securities Inc.	$12,000,000
Wells Fargo Securities, LLC	$12,000,000
Fifth Third Securities, Inc.	$7,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$4,500,000
Total	$300,000,000

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectus

Schedule of Free Writing Prospectuses included in the Disclosure Package:

Final Term Sheet dated January 7, 2015

Sch B-1

Exhibit A-1

FORM OF OPINION OF THE VENTAS ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(i)(1)

(1)                                 To be substantially consistent with the opinion delivered on April 17, 2014.

Ex. A-1

Exhibit A-2

FORM OF OPINION OF THE VENTAS ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(ii)(2)

(2)                                 To be substantially consistent with the opinion delivered on April 17, 2014.

Ex. A-2